Exhibit 10.2
FORM OF
CONTRIBUTION, CONVEYANCE AND ASSUMPTION
AGREEMENT
by and among
TESORO LOGISTICS LP
TESORO LOGISTICS GP, LLC
TESORO LOGISTICS OPERATIONS LLC
TESORO CORPORATION
TESORO ALASKA COMPANY
TESORO REFINING AND MARKETING COMPANY
and
TESORO HIGH PLAINS PIPELINE COMPANY LLC
Dated as of [•], 2011

CONTRIBUTION, CONVEYANCE AND ASSUMPTION
AGREEMENT
     This Contribution, Conveyance and Assumption Agreement, dated as of [•], 2011 (this “Agreement”), is by and among Tesoro Logistics LP, a Delaware limited partnership (the “Partnership”), Tesoro Logistics GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Tesoro Logistics Operations LLC, a Delaware limited liability company (the “Operating Company”), Tesoro Corporation, a Delaware corporation (“Tesoro”), Tesoro Alaska Company, a Delaware corporation (“Tesoro Alaska”), Tesoro Refining and Marketing Company, a Delaware corporation (“TRMC”), and Tesoro High Plains Pipeline Company LLC, a Delaware limited liability company (“High Plains”). The above-named entities are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.
RECITALS
     WHEREAS, the General Partner and Tesoro have formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware Partnership Act”), for the purpose of owning and operating crude oil and refined products logistics assets and providing related logistics services, as well as engaging in any other business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under the Delaware Partnership Act.
     WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:
1.	Tesoro formed the General Partner under the terms of the Delaware Limited Liability Act (the “Delaware LLC Act”) and contributed $1,000 in exchange for all of the member interests in the General Partner;
2.	Tesoro and the General Partner formed the Partnership under the terms of the Delaware Partnership Act and contributed $980 and $20, respectively, in exchange for a 98% limited partner interest (the “Initial LP Interest”) and a 2% general partner interest, respectively, in the Partnership;
3.	TRMC formed the Operating Company under the Delaware LLC Act and contributed $1,000 in exchange for all of the member interests in the Operating Company;
4.	Tesoro Alaska formed Tesoro Alaska Logistics LLC, a Delaware limited liability company (“TAL”), under the Delaware LLC Act and contributed $1,000 in exchange for all of the member interests in TAL;
5.	Tesoro High Plains Pipeline Company, a Delaware corporation and the predecessor to High Plains (“THPPC”), formed Tesoro Trucking Operations LLC, a Delaware limited liability company (“Tesoro Trucking”), under the Delaware

LLC Act and contributed $1,000 in exchange for all of the member interests in Tesoro Trucking;
6.	THPPC filed articles of conversion under the Delaware LLC Act and converted from a Delaware corporation to a Delaware limited liability company;
7.	Pursuant to that certain Bill of Sale and Assignment, dated as of December 7, 2010, High Plains contributed certain logistics assets to Tesoro Trucking;
8.	Pursuant to that certain Contribution Agreement, dated as of [•], 2011, by and between Tesoro Alaska and TAL, Tesoro Alaska contributed certain logistics assets (the “Tesoro Alaska Assets”) to TAL;
9.	Pursuant to that certain Contribution Agreement, dated as of [•], 2011, by and between TRMC and the Operating Company, TRMC conveyed certain logistics assets (the “TRMC Assets”) to the Operating Company;
10.	Pursuant to that certain Assignment and Assumption Agreement, dated as of April [•], 2011, by and between TRMC and the Operating Company, TRMC agreed to assign, subject to the consent of the Port Authority, all of its right, title and interest in, to and under the Vancouver Lease to the Operating Company;
     WHEREAS, immediately prior to the consummation of the transactions contemplated hereby (the “Closing”), Tesoro will convey a portion of its member interest in High Plains (the “HP Interest”) to the General Partner as a capital contribution with a value equal to (a) 2% of the equity value of the Partnership immediately after the Closing plus (b) $50 million;
     WHEREAS, concurrently with the Closing, each of the matters provided for in Article II will occur in accordance with its respective terms;
     WHEREAS, if the Over-Allotment Option is exercised, each of the matters provided for in Article III will occur in accordance with its respective terms; and
     WHEREAS, the stockholders, members or partners of the Parties have taken all corporate, limited liability company and partnership action, as the case may be, required to approve the transactions contemplated by this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms below:
     “Common Unit” means a common unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

     “Effective Time” means 8:00 a.m. Central Time on the date of the Closing.
     “Master Terminalling Agreement” means that certain Master Terminalling Agreement, dated as of April [•], 2011, among TRMC, Tesoro Alaska and the Operating Company, as such agreement may be amended, supplemented or restated from time to time.
     “Offering” means the initial public offering of the Partnership’s Common Units.
     “Omnibus Agreement” means that certain Omnibus Agreement, dated as of April [•], 2011, among Tesoro, TRMC, Tesoro Companies, Inc., a Delaware corporation, Tesoro Alaska, the General Partner and the Partnership, as such agreement may be amended, supplemented or restated from time to time.
     “Option Units” means the Common Units that the Partnership will agree to issue upon an exercise of the Over-Allotment Option.
     “Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated as of December 3, 2010.
     “Over-Allotment Option” has the meaning assigned to it in the Partnership Agreement.
     “Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date of this Agreement.
     “Partnership Group” has the meaning set forth in the Omnibus Agreement.
     “Port Authority” means the Port of Vancouver, U.S.A.
     “Registration Statement” means the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission (Registration No. 333-171525), as amended.
     “Subordinated Units” means a subordinated unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.
     “Underwriters” means the underwriting syndicate listed in the Underwriting Agreement.
     “Underwriting Agreement” means a firm commitment underwriting agreement to be entered into between the Partnership and the underwriters named in the Registration Statement.
     “Vancouver Lease” means that certain Lease Agreement dated October 22, 1996 by and between the Port of Vancouver, U.S.A., and Tesoro Refining and Marketing Company (successor-in-interest to Tesoro Alaska Petroleum Company), as amended.
     “Vancouver Property” means the real property and personal property, if any, leased by TRMC pursuant to the Vancouver Lease.

ARTICLE II
CONTRIBUTIONS, ACKNOWLEDGEMENTS AND DISTRIBUTIONS
     The following shall be completed immediately following the Effective Time in the order set forth herein:
     Section 2.1 Execution of the Partnership Agreement. The Partnership, the General Partner and Tesoro shall amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as the Partnership, the General Partner and Tesoro may agree.
     Section 2.2 Conveyance of the HP Interest to the General Partner. Tesoro hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the General Partner, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the HP Interest, and the General Partner hereby accepts the HP Interest as a contribution to the capital of the General Partner.
     Section 2.3 Conveyance of the HP Interest by the General Partner to the Partnership. The General Partner hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the HP Interest in exchange for (a) a continuation of the General Partner’s 2% general partner interest in the Partnership, (b) the issuance to the General Partner of all of the equity interests in the Partnership classified as “Incentive Distribution Rights” under the Partnership Agreement and (c) the right to receive a $50.0 million distribution from borrowings under the Partnership’s new credit facility (the “Borrowed Funds”), and the Partnership hereby accepts the HP Interest as a contribution to the capital of the Partnership.
     Section 2.4 Conveyance of the Tesoro HP Interest by Tesoro to the Partnership. Tesoro hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to Tesoro’s remaining member interest in High Plains (the “Tesoro HP Interest”) in exchange for (a) [•] Common Units representing a [•]% limited partner interest in the Partnership, (b) [•] Subordinated Units representing a [•]% limited partner interest in the Partnership, and (c) the right to receive $[•] million in proceeds from the Offering, of which $[•] million is to reimburse Tesoro for certain capital expenditures incurred by Tesoro with respect to High Plains, and the Partnership hereby accepts the Tesoro HP Interest as a contribution to the capital of the Partnership.
     Section 2.5 Conveyance of the Operating Company Interest by TRMC to the Partnership. TRMC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to all of the member interests in the Operating Company (the “Operating Company Interest”) in exchange for (a) [•] Common Units representing a [•]% limited partner interest in the Partnership, (b) [•] Subordinated Units representing a [•]% limited partner interest in the Partnership, and (c) the right to receive $[•] million in proceeds from the Offering, of which $[•] million is to reimburse TRMC for certain capital expenditures incurred by TRMC with respect to the TRMC Assets, and the Partnership hereby accepts the Operating Company Interest as a contribution to the capital of the Partnership.
     Section 2.6 Conveyance of the TAL Interest by Tesoro Alaska to the Partnership. Tesoro Alaska hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to all of the member interests in TAL (the “TAL Interest”) in exchange for (a) [•] Common Units representing a [•]% limited partner interest in the Partnership, (b) [•] Subordinated Units representing a [•]% limited partner interest in the Partnership, and (c) the right to receive $[•] million in proceeds from the Offering, of which $[•] million is to reimburse Tesoro Alaska for certain capital expenditures incurred by Tesoro Alaska with respect to the Tesoro Alaska Assets, and the Partnership hereby accepts the TAL Interest as a contribution to the capital of the Partnership.
     Section 2.7 Public Cash Contribution. The Parties acknowledge that, in connection with the Offering, the public, through the Underwriters, has made a capital contribution to the Partnership of $[•] in cash in exchange for [•] Common Units (the “Firm Units”) representing a [•]% limited partner interest in the Partnership.
     Section 2.8 Payment of Transaction Expenses and Contribution of Proceeds by the Partnership. The Parties acknowledge (a) the payment by the Partnership, in connection with the Closing, of transaction expenses in the amount of approximately $[•] million, excluding underwriting discounts of $[•] in the aggregate but including a structuring fee of 0.25% of the gross proceeds of the Offering payable to one of the Underwriters (the “Structuring Fee”) and an advisory fee of $2.0 million payable to a third party advisor, (b) the distribution of approximately $[•] million to Tesoro, in part as a reimbursement of qualified capital expenditures, (c) the distribution of approximately $[•] million to TRMC, in part as a reimbursement of qualified capital expenditures, (d) the distribution of approximately $[•] million to Tesoro Alaska, in part as a reimbursement of qualified capital expenditures, and (e) the contribution by the Partnership of approximately $[•] million to the Operating Company to be used for working capital purposes.
     Section 2.9 Contribution of Member Interests in High Plains and TAL to the Operating Company. The Partnership hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Operating Company, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Partnership’s member interests in each of High Plains and TAL, as a capital contribution, and the Operating Company hereby accepts such member interests. The Parties acknowledge that, after such contribution, the Operating Company will own all of the member interests in High Plains and TAL.
     Section 2.10 Distribution of Member Interest in Tesoro Trucking to the Operating Company. High Plains hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to the Operating Company, its successors and its assigns, for its and their own use forever, all right, title and interest in and to all of the member interest in Tesoro Trucking, and the Operating Company hereby accepts such member interest.
     Section 2.11 Merger of TAL and Tesoro Trucking with the Operating Company. The Parties acknowledge that TAL and Tesoro Trucking will merge with and into the Operating Company in accordance with Delaware law, with the Operating Company continuing as the surviving company.
     Section 2.12 Delivery of 10-Year Note by Tesoro. The Parties acknowledge that (a) the Partnership (i) has entered into a $150.0 million credit facility guaranteed by the Operating Company and High Plains, (ii) will use $2.0 million of proceeds from the Offering to pay debt finance costs associated with the credit facility and (iii) has distributed the Borrowed Funds to the General Partner, and (b) the General Partner has loaned the Borrowed Funds to Tesoro pursuant to a 10-year note in the form attached as Exhibit A to this Agreement.
     Section 2.13 Redemption of the Initial LP Interest from Tesoro and Return of Initial Capital Contribution. The Partnership hereby redeems the Initial LP Interest held by Tesoro and hereby refunds and distributes to Tesoro the initial contribution, in the amount of $980, made by Tesoro in connection with the formation of the Partnership, along with any interest or other profit that resulted from the investment or other use of such initial contribution.
ARTICLE III
EXERCISE OF OVER-ALLOTMENT OPTION
     If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for Option Units on the basis of the Offering price per Common Unit set forth in the Registration Statement, net of underwriting discounts and the Structuring Fee. The Partnership hereby agrees to redeem a number of Common Units from Tesoro, TRMC and Tesoro Alaska, in a proportionate amount to their respective ownership percentages of Common Units immediately prior to the exercise of the Over-Allotment Option, equal to the number of Option Units sold by the Partnership pursuant to the exercise of the Over-Allotment Option on the basis of the Offering price per Common Unit set forth in the Registration Statement, net of underwriting discounts and the Structuring Fee.
ARTICLE IV
FURTHER ASSURANCES
     From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.
ARTICLE V
ORDER OF COMPLETION AND EFFECTIVE TIME
     Section 5.1 Order of Completion of Transactions. The transactions provided for in Article II and Article III of this Agreement shall be completed immediately following the

Effective Time in the following order: first, the transactions provided for in Article II shall be completed in the order set forth therein; and second, following the completion of the transactions provided for in Article II, the transactions provided for in Article III, if they occur, shall be completed.
     Section 5.2 Effective Time . Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II, Article III or Article IV shall be operative or have any effect until the Effective Time, at which time all such provisions shall be effective and operative in accordance with Section 5.1 without further action by any Party.
ARTICLE VI
LICENSE TO USE LEASED PROPERTY
     Section 6.1 License.
          (a) To the extent that the Port Authority has not consented to the assignment of the Vancouver Lease to the Operating Company by the Closing, subject to Section 6.2, TRMC hereby grants a license (the “License”) to the Operating Company to enter upon, access, use, expand, maintain, alter, repair, replace and/or operate (“Operate”) the Vancouver Property for the purpose of operating the Partnership Group’s business as described in the Registration Statement.
          (b) The Operating Company hereby agrees to operate the Vancouver Property with the same standard of care as used by TRMC in the use and operation of the Vancouver Property as of the Closing, and agrees to comply with all applicable legal, regulatory and permit requirements in conducting its operations.
          (c) Each of the Operating Company and TRMC shall cooperate with the other Party in connection with the Operating Company’s use of the Vancouver Property so as to avoid unreasonable interference with the use and enjoyment of the Vancouver Property by the other Party. From and after the Closing, the Operating Company shall exclusively Operate the Vancouver Property and the Operating Company’s use of the Vancouver Property shall be subject to the terms of the Master Terminalling Agreement.
          (d) The Operating Company shall pay TRMC a license fee equal to thirteen thousand dollars ($13,000.00) per month during the term of the License. The Operating Company shall also reimburse TRMC for any actual and reasonable costs incurred by TRMC related to or arising out of Operating Company’s use of the Vancouver Property subject to the Vancouver Lease, excluding rent payable under the Vancouver Lease. For any partial month during the term of the License, the license fee shall be prorated.
     Section 6.2 Termination. The License granted pursuant to Section 6.1(a) will terminate upon the earlier of (a) the effective date of the Port Authority’s consent to, and the assignment of, the Vancouver Lease and (b) the termination or expiration of the Vancouver Lease (as such may be extended from time to time) in accordance with its terms. TRMC shall not have any obligation to preserve and maintain the Operating Company’s right to Operate the Vancouver Property following the termination or expiration of the Vancouver Lease.

     Section 6.3 Indemnification.
          (a) The Operating Company hereby agrees to indemnify, defend and hold harmless TRMC from and against any losses suffered or incurred by TRMC by reason of or arising out of any act or omission of the Operating Company, as applicable, in contravention of the Vancouver Lease and occurring after the Closing. For the avoidance of doubt, the foregoing indemnification is intended to be in addition to and not in limitation of any indemnification to which TRMC is entitled under Sections 3.1(b) or 3.5(b) of the Omnibus Agreement.
          (b) The Parties acknowledge and agree that the Operating Company, as a member of the Partnership Group, is entitled to certain indemnification with respect to the Vancouver Property under the terms of the Omnibus Agreement and nothing in this Section 6.3 shall be construed to limit such indemnification.
     Section 6.4 Cooperation on Assignment. The Parties shall cooperate and use commercially reasonable efforts to have the assignment of the Vancouver Lease approved by the Port Authority at the earliest practicable time. In this regard, the Operating Company shall provide such forms of financial security and meet other requirements as may be reasonably required by the Port Authority, consistent with the terms of the Vancouver Lease.
     Section 6.5 Operating Agreement. In the event that each of the following conditions is satisfied: (i) The Port Authority concludes that the License or the Operating Company’s occupancy of the Vancouver Property pursuant thereto is a breach of the Vancouver Lease and (ii) the Port Authority has not granted its consent for the assignment of the Lease, and the Lease has not been assigned, to the Operating Company, then the Operating Company shall vacate the Vancouver Property promptly upon receipt of a written revocation of the License from TRMC, and TRMC hereby agree to enter into an operating agreement upon the following terms:
          (a) TRMC will appoint the Operating Company as its agent and operator of the Vancouver Property, and the Operating Company will agree to Operate the Vancouver Property;
          (b) As operator of the Vancouver Property, the Operating Company will Operate the Vancouver Property and will exercise exclusive supervision and control over the Operation of the Vancouver Assets; and
          (c) As consideration for the Operating Company’s agreement to Operate the Vancouver Property, TRMC will pay the Operating Company an amount equal to (i) the sum of (A) the same consideration and fees the Operating Company would have been entitled to under the Master Terminalling Agreement with respect to the Vancouver Property as would otherwise have been due and payable to the Operating Company had the Lease been assigned to the Operating Company pursuant to the Assignment and Assumption Agreement, and (B) any revenues due and payable to TRMC under any third party terminalling services (or similar) agreements with respect to the Vancouver Property, less (ii) any reasonable costs and expenses (including capital costs) incurred by TRMC in connection with its continued performance under the Lease with respect to the Vancouver Property.

ARTICLE VII
MISCELLANEOUS
     Section 7.1 Costs. Except for the transaction expenses set forth in Section 2.8, the Operating Company shall pay all expenses, fees and costs, including, but not limited to, all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made under Article II and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith. In addition, the Operating Company shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Article IV (to the extent related to any of the contributions, conveyances and deliveries to be made under Article II).
     Section 7.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
     Section 7.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
     Section 7.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.
     Section 7.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.
     Section 7.6 Applicable Law; Forum, Venue and Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of law. Each of the Parties (a) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement shall be exclusively brought in any federal court of competent jurisdiction situated in the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, in the district court of Bexar County, Texas, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; (b) irrevocably submits to the exclusive jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, of the district court of Bexar County, Texas in connection with any such claim, suit, action or proceeding; (c) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (i) it is not personally subject to the jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division, or the district court of Bexar County, Texas, or of any other court to which proceedings in such courts may be appealed, (ii) such claim, suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of such claim, suit, action or proceeding is improper; (d) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and (e) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder or by personal service within or without the State of Texas, and agrees that service in such forms shall constitute good and sufficient service of process and notice thereof; provided, however, that nothing in clause (e) hereof shall affect or limit any right to serve process in any other manner permitted by law.
     Section 7.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.
     Section 7.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement. Notwithstanding anything in the foregoing to the contrary, any amendment executed by the Partnership or any of its subsidiaries shall not be effective unless and until the execution of such amendment has been approved by the conflicts committee of the General Partner’s board of directors.
     Section 7.9 Integration. THIS AGREEMENT AND THE INSTRUMENTS REFERENCED HEREIN SUPERSEDE ALL PREVIOUS UNDERSTANDINGS OR AGREEMENTS AMONG THE PARTIES, WHETHER ORAL OR WRITTEN, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT AND SUCH INSTRUMENTS. THIS AGREEMENT AND SUCH INSTRUMENTS CONTAIN THE ENTIRE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF. THERE ARE NO UNWRITTEN ORAL

AGREEMENTS BETWEEN THE PARTIES. NO UNDERSTANDING, REPRESENTATION, PROMISE OR AGREEMENT, WHETHER ORAL OR WRITTEN, IS INTENDED TO BE OR SHALL BE INCLUDED IN OR FORM PART OF THIS AGREEMENT UNLESS IT IS CONTAINED IN A WRITTEN AMENDMENT HERETO EXECUTED BY THE PARTIES HERETO AFTER THE DATE OF THIS AGREEMENT.
     Section 7.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

TESORO LOGISTICS LP	TESORO CORPORATION

By: Tesoro Logistics GP, LLC, its general partner

By:		By:

	Name:		Name:
	Title:		Title:

TESORO LOGISTICS GP, LLC	TESORO ALASKA COMPANY

By: Tesoro Corporation, its sole member

By:		By:

	Name:		Name:
	Title:		Title:

TESORO LOGISTICS OPERATIONS LLC	TESORO REFINING AND MARKETING COMPANY

By:		By:

	Name:		Name:
	Title:		Title:

TESORO HIGH PLAINS PIPELINE COMPANY LLC

By:

Name:
Title:
Signature Page to Contribution, Conveyance and Assumption Agreement

EXHIBIT A
Form of 10-Year Note
INTERCOMPANY NOTE

$50,000,000	San Antonio, Texas
[________________], 2011
(the “Note Date”)
     FOR VALUE RECEIVED, TESORO CORPORATION, a Delaware corporation, having an address at 19100 Ridgewood Pkwy, San Antonio, Texas 78259 (“Maker”) promises to pay to the order of TESORO LOGISTICS GP, LLC, a Delaware limited liability company, having an address at 19100 Ridgewood Pkwy, San Antonio, Texas 78259 (“Payee”) the principal sum of FIFTY MILLION DOLLARS ($50,000,000). Maker also promises to pay to Payee interest on the outstanding principal amount of this Note, from time to time, at the rate equal to the greater of (i) 4.19% and (ii) the short-term “Applicable Federal Rate” (as defined in and determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended, in effect on the date hereof. Interest shall be computed on the basis of a year of 365 (or 366) days and shall be due and payable in arrears on a quarterly basis within five business days of the last day of each fiscal quarter.
     Maker shall pay all obligations in lawful money of the United States in immediately available funds, free and clear of, and without deduction or offset for, any present or future taxes, levies, imposts, charges, withholdings, or liabilities with respect thereto; or any other defenses, offsets, set-offs, claims, counterclaims, credits, or deductions of any kind. Maker’s obligations under this Note are completely independent of all circumstances whatsoever other than as this Note expressly states.
     1. Maturity; Prepayment. The principal and accrued but unpaid interest on this Note shall be due and payable on demand, and if no demand has been made prior thereto, on [___], 2021. Maker may prepay this Note at any time, in whole or in part, without notice, penalty, or premium, provided only that Maker simultaneously pays interest to the date of such prepayment.
     2. Post-Maturity Interest; Etc. Any amount of principal or interest which is not paid when due, whether at maturity or otherwise, shall bear interest from the date when due until said principal or interest amount is paid in full, payable on demand, at the per annum rate of six percent (6.0%).
     3. Waivers. Maker and any endorsers and guarantors of this Note, and all others who may become liable for all or any part of the obligations evidenced by this Note, severally waive presentment for payment, protest, notice of protest, dishonor, notice of dishonor, demand, notice of non-payment, and the benefit of all statutes, ordinances, judicial rulings, and other legal principles of any kind, now or hereafter enacted or in force, affording any right of cure or any right to a stay of execution or extension of time for payment or exempting any property of such person from levy and sale upon execution of any judgment obtained by the holder in respect of this Note. THE PARTIES WAIVE JURY TRIAL IN ANY ACTION TO ENFORCE OR INTERPRET, OR OTHERWISE ARISING FROM, THIS NOTE.

     4. GOVERNING LAW. THIS NOTE AND THE PARTIES’ RIGHTS UNDER THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK NOTWITHSTANDING ANY PRINCIPLES OF CONFLICTS OF LAW.
     5. Severability. If any provision of this Note is invalid or unenforceable, then the other provisions shall remain in full force and effect and shall be liberally construed in favor of Payee. Maker has executed and delivered this Note as of the Note Date.

TESORO CORPORATION
By:
Name:
Title: